[LETTERHEAD OF THE DAI-ICHI KANGYO BANK, LTD.]





                                                    January 31, 2000

THE TALBOTS, INC.
175 Beal Street
Hingham, MA 02043

                            CONFIRMATION OF EXTENSION

Re: Revolving Credit Agreement made as of January 25, 1994, First Amendment dated November 21, 1995, and Second Amendment dated April 18, 1996, between The Talbots, Inc. as borrower, and The Dai-Ichi Kangyo Bank, Limited (the "Agreement")

Dear Sirs:

We are pleased to confirm with you the one year extension of the Revolving Credit according to Section 14(j)(i) of the Agreement. The new expiry date is January 28, 2002.

                                               Very truly yours,

                                               THE DAI-ICHI KANGYO BANK, LTD.
                                               NEW YORK BRANCH


                                               By:   TAKASHI HORIE
                                                     -----------------------
                                                     Takashi Horie
                                                     Senior Vice President &
                                                     Department Head


cc:      Mr. Natsuki Kaida
         Jusco (U.S.A.), Inc.